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Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-197341 on Form S-4 of our report dated November 5, 2014 (December 24, 2014 as to Note 12), relating to the combined financial statements of the Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP as of and for the years ended December 31, 2013 and 2012, appearing in the prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
December 24, 2014

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  Exhibit 23.8
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM